Registration No. 333-187333
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Graystone Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	2620 Regatta Drive, Ste 102, Las Vegas, NV 89128	27-3051592
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification No.)

THE GRAYSTONE COMPANY 2013 Stock OPTION/STOCK ISSUANCE PLAN
(Full Title of the Plan)

The Company Corporation
2711 Centerville Road, St. 400
Wilmington, DE  19808
(Name and Address of Agent For Service)

(888) 552-3750
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.0001 par value per share	47,500,000	$.0001	$4,750	$0.65

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock that become available under the foregoing plan in connection with changes in the number of shares of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits effected without receipt of consideration.

(2)	This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purposes of determining the amount of the registration fee.

EXPLANATORY NOTE

This Registration Statement contains two parts. The first part contains a reoffer prospectus pursuant to Form S-3 (in accordance with Section C of the General Instructions to the Form S-8), which covers reoffers and resales of “restricted securities” and/or “control securities” (as such terms are defined in Section C of the General Instructions to Form S-8). This reoffer prospectus relates to offers and resales by directors and executive officers of shares of Class A common stock, $.0001 par value (the “Common Stock”) issued by The Graystone Company, Inc. (the “Company”) pursuant to The Graystone Company's, Inc.’s 2013 Stock Incentive Plan (the “Plan”). This reoffer prospectus may be used by the selling shareholders for reoffers and resales on a continuous or delayed basis in the future of up to 47,500,000 shares of Common Stock issued pursuant to the Plan. The second part of this Registration Statement contains information required in the Registration Statement pursuant to Part II of Form S-8.

INTRODUCTION

This Registration Statement on Form S-8 is filed by The Graystone Company.com, Inc., a Delaware corporation (the “Registrant” or the “Company”), relating to the shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), to be offered pursuant to the Company's 2013 Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 2013 Stock Incentive Plan as specified by Rule 428 (b) (1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement on Form S-8 pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10 (a) of the Securities Act.

Item 2. Registrant Information and Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement on Form S-8 (which documents are incorporated by reference in this Section 10 (a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428 (b) or additional information about the 2013 Stock Incentive Plan are available without charge by contacting:

Plan Coordinator
2620 Regatta Drive, Ste 102
Las Vegas, NV 89128

REOFFER PROSPECTUS

The Graystone Company, Inc.

47,500,000 Shares of Common Stock

This reoffer prospectus relates to the sale of up to 47,500,000 shares of our Class A common stock, $.0001 par value per share (“Common Stock”), that may be offered and resold from time to time by existing selling stockholders identified in this prospectus (the “Selling Stockholders”) for their own account issuable pursuant to our 2013 Stock Incentive Plan (the “Plan”). It is anticipated that the Selling Stockholders will offer the Common Stock for sale at prevailing prices on the in the over-the-counter market on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Stockholders will be borne by us.

The shares of Common Stock will be issued pursuant to options or other awards granted under the Plan. This reoffer prospectus has been prepared for the purposes of registering the Common Stock under the Securities Act of 1933, as amended, to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction.

Our common stock is quoted OTC QB the under the symbol “GYST”. The closing sale price for our common stock on September 13, 2013 was $0.0001 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 2 of this reoffer prospectus. These are speculative securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 13, 2013.

THE GRAYSTONE COMPANY, INC.

You should rely only on the information contained or incorporated by reference in this prospectus. No person has been authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offering made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any other person. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the company since the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

The Offering

By this prospectus, the Selling Stockholders are offering up to 47,500,000 shares of our Class A common stock, which are issuable pursuant to the Plan. The Selling Stockholders are not required to sell their shares of Class A common stock, and any sales of Class A common stock by the Selling Stockholders are entirely at the discretion of the Selling Stockholders. We will receive no proceeds from the sale of the shares of Common Stock in this offering.

Securities offered by Selling Stockholders
This prospectus relates to the sale by the Selling Stockholders of up to 47,500,000 shares of Common Stock, no par value per share, issued or issuable to the Selling Stockholders in connection with their exercise of options or receipt of other awards under the Plan.

Offering price	Market price or privately negotiated prices.

Common stock outstanding before the offering	201,600,000 shares of common stock

Common stock to be outstanding after the offering	249,100,000 shares of common stock

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the Selling Stockholders.

OTC QB symbol	GYST

Risk Factors
You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section of this prospectus before deciding whether or not to invest in our Common Stock.

RISK FACTORS

An investment in our Common Stock is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this prospectus. The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the value of our Class A Common Stock could decline, and an investor in our securities may lose all or part of their investment. Currently, shares of our Class A Common Stock are not publicly traded.

The Company has limited capitalization and lack of working capital and as a result is dependent on raising funds to grow and expand its business.

Our management has concluded that there is substantial doubt about our ability to continue as a going concern.  The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company will endeavor to finance its need for additional working capital through debt or equity financing. Additional debt financing would be sought only in the event that equity financing failed to provide the Company necessary working capital. Debt financing may require the Company to mortgage, pledge or hypothecate its assets, and would reduce cash flow otherwise available to pay operating expenses and acquire additional assets. Debt financing would likely take the form of short-term financing provided by officers and directors of the Company, to be repaid from future equity financing. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. However, there are no current agreements or understandings with regard to the form, time or amount of such financing and there is no assurance that any of this financing can be obtained or that the Company can continue as a going concern.

The Company has minimal revenue, has not acquired any real property or any properties containing natural resources as a result the Company needs to engage in additional, substantial development work within each of its division.

The Company has had minimal revenue from its operations which make an evaluation of our future performance and prospects difficult.  Additionally, the Company has not acquired any real property or properties that contain any natural resources.  The company has substantial development work with each of its division.  Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties that may be encountered in the expansion of our business based on our planned operations.  Furthermore, the Company faces risks and uncertainties relating to its ability to successfully implement it proposed operations, which are described in more detail below beginning on page 21.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Initially, success of the Company is entirely dependent upon the management efforts and expertise of Messrs. Joseph Mezey and Paul Howarth. A loss of the services of any of these individuals could adversely affect the conduct of the Company's business. In such event, the Company would be required to obtain other personnel to manage and operate the Company, and there can be no assurance that the Company would be able to employ a suitable replacement for either of such individuals, or that a replacement could be hired on terms which are favorable to the Company. The Company currently maintains no key man insurance on the lives of any of its officers or directors.

The Company’s dividends policy may be terminated at any time as such you may not receive dividends from your investment.

Even though the Company has issued dividends in the past and intends to continue paying dividends.  Such dividends will be directly dependent upon the earnings of the Company, its financial requirements, ability to raise capital and other factors.  As a result of these factors, the Board of Directors may determine it is in the Company’s best interest to cease paying dividends in the future.

We cannot guarantee that an active trading market will develop for our Class A Common Stock which may restrict your ability to sell your shares.

There is no public market for our Class A Common Stock and there can be no assurance that a regular trading market for our Class A Common Stock will ever develop or that, if developed, it will be sustained. Therefore, purchasers of our Class A Common Stock should have a long-term investment intent and should recognize that it may be difficult to sell the shares, notwithstanding the fact that they are not restricted securities. There has not been a market for our Class A Common Stock. We cannot predict the extent to which a trading market will develop or how liquid a market might become.

Our shares may be subject to the “penny stock” rules which might  subject you to restrictions on marketability and you may not be able to sell your shares.

Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker- dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this offering may find it more difficult to sell their securities.

Due to the control by management of 85% of issued and outstanding Class A Common Stock and 99% of the total voting power our non-management shareholders will have no power to choose management or impact operations.

Management currently maintains a voting power of 99% of our issued and outstanding Common Stock. Consequently, management has the ability to influence control of our operations and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

☐           Election of the Board of Directors;
☐           Removal of directors;
☐           Amendment to the our certificate of incorporation or bylaws; and

These stockholders will thus have substantial influence over our management and affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Class A Common Stock.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.  Our actual results may differ materially from those contemplated in our forward looking statements which may negatively impact our company.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this registration statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

We may need additional financing which we may not be able to obtain on acceptable terms.  If we are unable to raise additional capital, as needed, the future growth of our business and operations would be severely limited.

A limiting factor on our growth, and is our limited capitalization which could impact our ability to penetrate new markets, attract new customers and execute on our divisions business plans. While we are currently able to fund all basic operating costs it is possible that we may require additional funding in the future to achieve all of our proposed objectives.

If we raise additional capital through the issuance of debt, this will result in increased interest expense.  If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution.  In addition, new securities may contain rights, preferences or privileges that are senior to those of our Class A Common Stock.  If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations (for example, negative operating covenants).  There can be no assurance that acceptable financing necessary to further implement our plan of operation can be obtained on suitable terms, if at all.  Our ability to develop our business, fund expansion, develop or enhance products or respond to competitive pressures, could suffer if we are unable to raise the additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds.

Sales of our Class A Common Stock in the public market could lower our market price for our Class A Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that management deems acceptable or at all.

Due to limited liquidity in our shares, if a public market does develop, the market price of our Class A Common Stock may fluctuate significantly which could cause a decline in value of your shares.

There is no public market for our Class A Common Stock and there can be no assurance that a regular trading market for our Class A Common Stock will ever develop or that, if developed, it will be sustained.  If a public market does develop, the market price of our Class A Common Stock may fluctuate significantly in response to factors, some of which are beyond our control.  The  market  price  of  our  common  stock  could  be  subject  to   significant fluctuations  and the market  price  could be  subject  to any of the  following factors:

☐	our failure to achieve and maintain profitability;
☐	changes in earnings estimates and recommendations by financial analysts;
☐	actual or anticipated variations in our quarterly and annual results of operations;
☐	changes in market valuations of similar companies;
☐	announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;
☐	loss of significant clients or customers;
☐	loss of significant strategic relationships; and
☐	general market, political and economic conditions.

Recently, the stock market in general has experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of shares of our Class A Common Stock, which could cause a decline in the value of our shares. Price volatility may be worse if the trading volume of our Class A Common Stock is low.

Our by-laws provide for indemnification of our officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our bylaws require that we indemnify and hold harmless our officers and directors, to the fullest extent permitted by law, from certain claims, liabilities and expenses under certain circumstances and subject to certain limitations and the provisions of Delaware law.  Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, attorneys fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with an action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

We may not realize sufficient proceeds from this offering to implement our business plan, as we are offering shares on a direct participation basis with no minimum offering required which may adversely impact the implementation of our business plan.

We are offering shares on a direct participation basis and with no minimum offering.  As such we may not receive sufficient proceeds to fund our planned operations or the costs of this offering.  If we are not able to receive sufficient proceeds would cause a delay in the implementation of our planned operations.  If we do not raise sufficient funds in this offering to fund our proposed operations or even cover the costs of this offering, you may lose your entire investment.

Risks Related to our Natural Resource Division

Our mining production activities are highly speculative and involve substantial risks which could result in material adverse effect on our results and financial condition.

The mining production work on any acquired mining properties may not result in the discovery of mineable deposits of ore in a commercially economical manner. However if mineable deposits of ore does exist, there may be limited availability of water, which is essential to mining operations, and interruptions may be caused by adverse weather conditions. Our operations are subject to a variety of existing laws and regulations relating to exploration and development, permitting procedures, safety precautions, property reclamation, employee health and safety, air quality standards, pollution and other environmental protection controls. Our exploration activities are subject to substantial hazards, some of which are not insurable or may not be insured for economic reasons. Any of these factors could have a material adverse effect on our results and financial condition.

We are sensitive to fluctuations in the price of gold and other minerals, which is beyond our control. The price of gold and other metals is volatile and price changes are beyond our control. These fluctuations may have a material adverse effect on the price in which we can sell any gold that we may obtain and therefore result in a reduction in the Company’s cash position and the viability of our projects.

The prices for gold and other metals fluctuate and are affected by numerous factors beyond our control. Factors that affect the price of gold and other metals include consumer demand, economic conditions, over supply from secondary sources and costs of production. Price volatility and downward price pressure, which can lead to lower prices, could have a material adverse effect on the costs of and the viability of our projects.

Mineral production and prospecting is highly competitive and speculative business therefore we may not be successful in obtaining properties that have commercially viable ore deposits.

The process of mineral production and prospecting is a highly competitive and speculative business. In seeking available opportunities, we will compete with a number of other companies, including established, multi-national companies that have more experience and financial and human resources than us. Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to acquire new projects. However, while we compete with other exploration companies, once we acquire a claim there is no competition for the exploration or removal of mineral from such claim in which we acquire.

Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects. The historical trend toward stricter environmental regulation may continue, and, as such, represents an unknown factor in our planning processes which could adversely impact our production and profitability.

All mining in United States is regulated by the government agencies at the Federal and State levels. Compliance with such regulation could have a material effect on the economics of our operations and the timing of project development. Our primary regulatory costs will be related to obtaining licenses and permits from government agencies before the commencement of mining activities. An environmental impact study that must be obtained on each property, in order to obtain governmental approval to mine on the properties, is also a part of the overall operating costs of a mining company.

The gold and mineral mining business is subject not only to worker health and safety, and environmental risks associated with all mining businesses, but is also subject to additional risks uniquely associated with gold and other minerals mining. Although we believe that our operations will be in compliance, in all material respects, with all relevant permits, licenses and regulations involving worker health and safety, as well as the environment, the historical trend toward stricter environmental regulation may continue. The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project.

Actual capital costs, operating costs, production and economic returns may differ significantly from those we have anticipated and there are no assurances that any future development activities will result in profitable mining operations.

The capital costs to take the Company’s properties into production may be significantly higher than those anticipated y the Company’s management. Decisions about the development of the properties will ultimately be based upon a the cost associated with the project and the Company’s available capital. Our evaluations of our business and prospects are subject to change as we continue our mining operations, which could materially adversely affect our prospects.

We do not have sufficient funds to bring the Sunshine Mine into sustained commercial operation or to develop our mining properties, and we expect that we will require additional financing in the future.

We do not currently have sufficient capital for sustained operations. Our future financing will be substantial.  The Company expects to be an S-1 to raise additional capital for its operations.

We expect to raise additional funds through equity, debt, joint venture funding or some combination thereof. Access to additional capital may not, however, be available on terms acceptable to us or at all. Failure to obtain sufficient financing may result in the delay or indefinite postponement of exploration, drilling, development or production on our mining projects. Furthermore, even if we raise sufficient additional capital, there can be no assurance that we will achieve profitability or positive cash flow. In addition, any future equity offering will further dilute your equity interest in us and any future debt financing will require us to dedicate a portion of our cash flow to payments on indebtedness and will limit our flexibility in planning for or reacting to changes in our business.

Mining activities are subject to extensive regulation by Federal and State governments. Future changes in governments, regulations and policies, could adversely affect our results of operations for a particular period and our long-term business prospects.

 Mining and exploration activities are subject to extensive regulation by Federal and State Governments. Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters. Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing, operating mines and other facilities. Furthermore, future changes in governments, regulations and policies, could adversely affect our results of operations in a particular period and its long-term business prospects.

The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies. The duration and success of such approvals are subject to many variables outside of our control.

Because of the inherent dangers involved in mineral production, there is a risk that we may incur liability or damages as we conduct our business which could have a material adverse effect on the Company’s financial position.

Exploration and establishment of mining operations and production involves numerous hazards. As a result, the Company may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which the Company cannot insure or against which the Company may elect not to insure. The payment of such liabilities may have a material adverse effect on the Company’s financial position.

Once the Company obtains a mineral claim if we do not conduct mineral production on our mineral claims and keep the claims in good standing, then our right to the mineral claims will lapse and we will lose everything that we have invested and expended towards these claims.

Once the Company obtains a mineral claim we must begin mineral production work on our mineral claims and keep the claims in good standing. If we do not fulfill our work commitment requirements on our claims or keep the claims in good standing, then our right to the claims may lapse and we will lose all interest that we have in these mineral claims.

We cannot accurately predict whether commercial quantities of ores will be established on the properties that we acquire which could impact the viability of our projects.

Whether an ore body will be commercially viable depends on a number of factors beyond our control, including the particular attributes of the deposit such as size, grade and proximity to infrastructure, as well as mineral prices and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. We cannot predict the exact effect of these factors, but the combination of these factors may result in a mineral deposit being unprofitable which would have a material adverse effect on our business. We have no mineral producing properties at this time.

We may not be able to establish the presence of minerals on a commercially viable basis which could result in a part or complete lose of your entire investment.

Substantial expenditures will be required to develop the exploration infrastructure at any site chosen for exploration, to establish ore reserves through drilling, to carry out environmental and social impact assessments, and to develop metallurgical processes to extract the metal from the ore. We may not be able to discover minerals in sufficient quantities to justify commercial operation, and we may not be able to obtain funds required for exploration on a timely basis. Accordingly, you could lose your entire investment.

We will need to incur substantial expenditures in an attempt to establish the economic feasibility of mining operations by identifying mineral deposits and establishing ore reserves through drilling and other techniques, developing metallurgical processes to extract metals from ore, designing facilities and planning mining operations. The economic feasibility of a project depends on numerous factors beyond our control, including the cost of mining and production facilities required to extract the desired minerals, the total mineral deposits that can be mined using a given facility, the proximity of the mineral deposits to a user of the minerals, and the market price of the minerals at the time of sale. Our existing or future exploration programs or acquisitions may not result in the identification of deposits that can be mined profitably and you could lose your entire investment.

Our exploration activities are subject to various local laws and regulations which may have a material adverse effect on our result and financial conditions.

We are subject to local laws and regulation governing the exploration, development, mining, production, importing and exporting of minerals; taxes; labor standards; occupational health; waste disposal; protection of the environment; mine safety; toxic substances; and other matters. We require licenses and permits to conduct exploration and mining operations. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation thereof could have a material adverse impact on our Company. Applicable laws and regulations will require us to make certain capital and operating expenditures to initiate new operations. Under certain circumstances, we may be required to close an operation once it is started until a particular problem is remedied or to undertake other remedial actions. This would have a material adverse effect on our results and financial condition.

We have uninsurable risks which could require Company resources to be spent to cover any loses from such risks which may have a material adverse effect on our financial position.

We may be subject to unforeseen hazards such as unusual or unexpected formations and other conditions. We may become subject to liability for pollution, cave-ins or hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

We are subject to the volatility of metal and mineral prices such volatility may result in prices at levels that will make it not feasible to continue our exploration activities, or commence or continue commercial production which could adversely impact our production and profitability.

The economics of developing metal and mineral properties are affected by many factors beyond our control including, without limitation, the cost of operations, variations in the grade ore or resource mined, and the price of such resources. The market prices of the metals for which we are exploring are highly speculative and volatile. Depending on the price of gold or other resources, we may determine that it is impractical to commence or continue commercial production. The price of gold has fluctuated widely in recent years. The price of gold and other metals and minerals may not remain stable, and such prices may not be at levels that will make it feasible to continue our exploration activities, or commence or continue commercial production.

We may not have clear title to our properties which could result in a material effect on our business and may cause temporary or complete cessation of mining activities.

Acquisition of title to mineral properties is a very detailed and time-consuming process, and title to our properties may be affected by prior unregistered agreements or transfer, or undetected defects. There is a risk that we may not have clear title to all our mineral property interests, or they may be subject to challenge or impugned in the future, which would have a material adverse effect on our business and may result in temporary or complete cessation of mining activates.

Our mineral property interests may be subject to other mining licenses which could result in an inability to mining properties that we acquire which could adversely impact the viability of our mining claims and concessions.

There can be no guarantee that we will be successful in negotiating with mining license owners to acquire their rights if we determine that we need their permission to drill or mine on the land covered by such mining licenses.  If we are unable to obtain the necessary rights, viability of our mining claims and concessions could be materially impacted we may not be able to develop any such properties.

Summary

We believe it is important to communicate our expectations to investors.  There may be events in the future, however, that we are unable to predict accurately or over which we have no control.  The risk factors listed on the previous pages as well as any cautionary language in this registration statement, provide examples of risks, uncertainties and events that may cause our actual  results to differ materially from the expectations we describe in our forward looking statements.  The occurrence of the events our business described in the previous risk factors and elsewhere in this registration statement could negatively impact our business, cash flows, results of operation, prospects, financial condition and stock price.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements. When used in this Prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “project,” “plan” or “continue,” and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this Prospectus are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

MATERIAL CHANGES

As of the date of this prospectus, there have been no material changes in our affairs since December 31, 2012, which have not been described in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K or DEF 14C.

USE OF PROCEEDS

The proceeds from the sale of shares of our common stock made pursuant to this prospectus are solely for the accounts of the selling stockholders. We will not receive any of the proceeds from any sale of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to shares of our common stock that the selling stockholders may offer for resale from time to time. The table below sets forth information with respect to the beneficial ownership of our common stock by each selling stockholder immediately prior to and after this offering assuming the sale of all of the shares offered hereby. The number of shares in the column “Number of Shares Owned” represents the total number of shares that a selling stockholder currently owns or has the right to acquire. The number of shares in the columns “Number of Shares to be Offered” represents all of the shares that a selling stockholder may offer under this prospectus.

The table and footnotes assume the sale of all of the shares offered hereby. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We also do not know how long the selling stockholders will hold the shares before selling them.

All information with respect to beneficial ownership has been furnished by the selling stockholders. Information concerning the selling stockholders may change from time to time, and changed information will be presented in a supplement to this prospectus if and when necessary and required. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

	Shares Beneficially Owned prior to this Offering(1)		Number of Shares	Shares Beneficially Owned after to this Offering(1)
Name	Number	Percent	Being Offered	Number	Percent
Paul Howarth (1)(3)	20,000,000	8.03%	20,000,000	0	*
Renard Properties(3)	89,000,000	35.73%	0	89,000,000	35.73%
Joseph Mezey (2)	105,000,000	42.15%	20,000,000	85,000,000	34.12%
Valerie Baugher (4)	6,500,000	2.6%	6,500,000	0	*
Matt Billington (5)	1,000,000	*	1,000,000	0	*

(1) Paul Howarth is the Company's CEO
(2) Joseph Mezey is the Company's CFO
(3) These shares are owned by Renard Properties, LLC. Mr. Howarth does not own or manage any part of Renard Properties, LLC. However, Mr. Howarth's wife is the managing partner of Renard Properties, LLC and thereby pursuant to Rule 13-d3 Mr. Howarth is deemed to be a beneficial owner of Renard Properties and based on the application of Rule 13-d3 needs to report the transactions and holdings involving Renard under his name even though he does not own or manage Renard or have any power to do business in Renard's name.
(4) Ms. Baugher is a 3rd party consultant who is not affiliated with Company who the Company may issue 6,500,000 shares of its Class A Common Stock to as compensation for services rendered to the Company.
(5) Mr. Billington is a 3rd party consultant who is not affiliated with Company who the Company may issue 1,000,000 shares of its Class A Common Stock to as compensation for services rendered to the Company.
* refers to less than 1%

PLAN OF DISTRIBUTION

Timing of Sales

Under our 2013 Stock Incentive Plan, we are authorized to issue up to 20,000,000 shares of our common stock.

Subject to the foregoing, the Selling Stockholders may offer and sell the shares covered by this prospectus at various times. The Selling Stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the common shares covered by this prospectus.

Offering Price

The sales price offered by the Selling Stockholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the Selling Stockholders determine from time to time.

Manner of Sale

The Common Stock may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	Purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The Selling Stockholders may sell their common shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common shares. Brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Stockholders, or, if any such broker-dealer acts as agent for the purchaser of common shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling stockholder to sell a specified number of common shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our Selling Stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any Common Stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the Common Stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our Common Stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to include, but not limited to, legal, accounting, printing and mailing fees. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

EXPERTS

Our financial statements as of and for the years ended December 31, 2012, included in this prospectus, have been audited by Sam Kan & Company, our independent registered public accountants, as stated in their reports appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (“SEC”) allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the Selling Stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

(a)        The Registrant’s latest annual report on Form 10-K filed on April 16, 2013 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial information for the Company’s fiscal year ended December 31, 2011; and

(b)        The Registrant’s latest annual report on Form 10-Q filed on August 14, 2013 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing financial information for the Company’s nine months ended September 30, 2012;

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or person controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

The Graystone Company, Inc.

47,500,000 SHARES OF COMMON STOCK

PROSPECTUS

September 23, 2013

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (“Commission”) are hereby incorporated by reference into this Registration Statement:

1.
The Company’s latest 10-K filed on April 16, 2013 pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed;

2.	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the prospectus referred to in (1) above;

3.
The description of the Common Stock set forth under the caption “Description of Registrant’s Securities to be Registered” in the Company’s Registration Statement on Form S-1 dated May 23, 2011, together with any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Registrant’s Exchange Act file number with the Commission is 000-54254.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation – a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Section 10 of the Company’s Bylaws requires indemnification to the full extent permitted under Delaware law as it now exists or may hereafter be amended. Subject to any restrictions imposed by Delaware law, the Bylaws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was serving as a director or officer of the Company or that, being or having been a director or officer of the Company, such person is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.

The Bylaws also provide that the Company may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

Article 10 of the Company’s Restated Certificate of Incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

The Company has entered into certain indemnification agreements with its officers and directors. The indemnification agreements provide the Company’s officers and directors with further indemnification, to the maximum extent permitted by the DGCL.

The foregoing summaries are necessarily subject to the complete text of the statute, the Company’s Restated Certificate of Incorporation and Bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See exhibits listed under the Exhibit Index below.

Item 9. Undertakings.

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington Beach, State of California, on this 23rd day of September, 2013.

THE GRAYSTONE COMPANY, INC.

By:	/s/ Paul Howarth
Name:	Paul Howarth
Title:	CEO, Director (Principal Executive Officer)

By:	/s/ Joseph Mezey
Name:	Joseph Mezey
Title:	President, Director (Principal Accounting Officer)

EXHIBIT INDEX
Exhibit
No.

4.1 4.2 4.3 23.1 99.1
Certificate of Incorporation (1)

Amended and Restated Bylaws (2)

Form of Common Stock Certificate (3)

Consent of Independent Registered Public Accounting Firm (4)

The Graystone Company, Inc. 2013 Stock Option/Stock Issuance Plan. (5)

(1)	Previously filed as Appendix A the Company’s DEF 14C filed on September 9, 2013 and incorporated herein by reference

(2)	Previously filed as Exhibit 3.2 to the registration statement on Form S-1 (File No. 333-186002) filed on January 1, 2013 and incorporated herein by reference

(3)	Previously filed as Exhibit 4.1 to the registration statement on Form 10 (File No. 000-54254) and incorporated herein by reference

(4)	Previously filed as Exhibit 23.1 to the registration statement on Form S-8 (File No. 333-191145) and incorporated herein by reference

(4)	Previously filed as Exhibit 99.1 to the registration statement on Form S-8 (File No. 333-176304) and incorporated herein by reference